BIOXIDE CORPORATION
                            300 North 200 West, #101
                              Bountiful, Utah 84010
                            Telephone: (801) 294-8306
                           Telecopier: (801) 294-8307

                                  April 1, 1997


Mr. Dale G. Karren
358 Shepard Ridge Road
Farmington, Utah  84025


                        STOCK OPTION GRANT AND AGREEMENT


Dear Mr. Karren:

         Grant of Option. Bioxide Corporation, a Nevada corporation (the "Company"), through the Compensation Committee of its Board of Directors (the "Committee"), hereby grants to you an option (the "Option") to purchase the total number of shares of the Company's capital stock set forth below (the "Shares") at the exercise price per share set forth below (the "Exercise Price"). The Option is subject to all of the terms and conditions of this Letter Agreement and the Company's 1996 Stock Incentive Plan (the "Plan"), a copy of which is attached to this letter.

         Description of the Option.

                  Type of Option:  Nonqualified Stock Option.

                  Exercise Price Per Share:  $1.50.

                  Effective Date of Grant:  April 1, 1997.

                  Expiration Date:  April 1, 2000.

                  Number of Shares Subject to Option:  70,000.

         Exercise Period of Option. Subject to the terms and conditions of the Plan and this Letter Agreement, the Option shall become exercisable in whole or in part from the Effective Date of Grant through the Expiration Date.

         The Option shall expire on the earlier of (i) the Expiration Date set forth above, or (ii) 90 days after the termination of your employment with the Company for any reason, including your death or disability, and must be exercised, if at all, in accordance with the terms of the Plan and this Letter Agreement on or before the Expiration Date.

         Manner of Exercise. The Option shall be exercisable by delivery to the Committee of an executed written Notice of Stock Option Exercise and Agreement ("Notice"), in such form as may be approved by the Committee, which shall set forth your election to exercise all or a portion of the Option, the number of Shares being purchased, any restrictions imposed on the Shares by the Company, and such other representations and agreements regarding your investment intent and access to information as may be required by the Committee in order to enable the Company to comply with applicable securities laws.

         The Notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash or by bank check. Alternatively, if approved by the Committee in its sole discretion, the Exercise Price may be paid by surrender of issued and outstanding shares of the Company's capital stock having a fair market value equal to the Exercise Price, by any combination thereof, or otherwise as the Committee may determine.

         Prior to the issuance of Shares upon any exercise of the Option, you must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

         When the Company has received the Notice and payment, in form and substance satisfactory to counsel for the Company, the Company shall issue a certificate or certificates representing the Shares purchased, registered in your name or in the name of your legal representative.

         Right of First Refusal. Each of the Shares, when acquired through the exercise of the Option, will be subject to a right of first refusal in favor of the Company, as contemplated by paragraph 11 of the Plan. If you elect to sell the Shares, or any portion thereof, you must first offer in writing to sell the Shares, or any such portion, to the Company at fair market value on a specified date (which date shall be at least ten business days and not more than 20 business days following the date of such offer). The Company's right of first refusal shall lapse five years from the date you acquire the Shares.

         In the event of any conflict between the provisions of the Plan and the terms and conditions of this Letter Agreement, the provisions of the Plan shall govern, for all purposes.

         Please return the enclosed copy of this Letter Agreement, signed to reflect your acceptance of the terms of the Option, to the undersigned in the enclosed envelope. If you do not sign and return this Letter Agreement, the Company will have the right to terminate the Option.

                                                     Very truly yours,

                                                     BIOXIDE CORPORATION



                                                     By: Lynn L. Summerhays
                                                     Its: Chairman






                                   ACCEPTANCE


         Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and provisions thereof and of this Letter Agreement. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee appointed to administer the Plan upon any questions arising under this Letter Agreement or the Plan.
Optionee acknowledges that he has been informed that there may be tax consequences upon exercise of this Option or disposition of the Shares.



Dated:   April 1, 1997


                                 /s/ Dale G. Karren
                                 DALE G. KARREN